UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

February 27, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 27, 2006, Green Mountain Power Corporation (the “Company”) received an order from the Vermont Public Service Board (“VPSB”) granting the Company’s request for an Accounting Order permitting the Company to defer certain revenues and expenses as follows:

1.
The Company is authorized to defer actual incremental power supply-related revenues incurred in the fourth quarter of 2005 in the amount of $1,245,444, incurred as a result of wholesale sales of electricity at unusually high prices resulting in part from 2005 hurricanes.

2.
The Company is authorized to defer and shall defer actual incremental power supply related costs incurred in 2006 up to a total of $3,716,634, which will be reduced by the revenues deferred and amortized pursuant to paragraph 1 above, incurred as a result of hurricane-related wholesale electricity price increases of power purchased to replace power recalled by Hydro Quebec under Green Mountain Power’s 9701 agreement with Hydro Quebec.

The Vermont Public Service Board Accounting Order is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit	Description
99.1	Vermont Public Service Board Order dated February 23, 2006, granting request for accounting order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION
(Registrant)

By: /s/ Robert J. Griffin	March 1, 2006
Robert J. Griffin	Date
Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Vermont Public Service Board Order dated February 23, 2006, granting request for accounting order.